CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus Supplement dated July 15, 1998 constituting part of the Registration Statement on Form S-3 (File No. 333-43983) of Caterpillar Inc. of our report dated January 21, 1998 appearing on page A-3 of the Appendix to the Company's 1998 Annual Meeting Proxy Statement, which is incorporated by reference in Caterpillar Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedules listed in Item 14(a) of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus Supplement.


We hereby consent to the incorporation by reference in the Prospectus dated January 12, 1998 constituting part of the Registration Statement on Form S-3 (File No. 333-43983) of Caterpillar Inc. of our report dated January 21, 1997 appearing on page A-3 of the Appendix to the Company's 1997 Annual Meeting of Stockholders Proxy Statement, which is incorporated by reference in Caterpillar Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996.
We also consent to the incorporation by reference of our report on the Financial Statement Schedules listed in Item 14(a) of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.






PricewaterhouseCoopers LLP

Peoria, Illinois
July 15, 1998